                                                                    Exhibit 99.1

                     STATEMENT OF CHIEF EXECUTIVE OFFICER OF
                              BGF INDUSTRIES, INC.

       In connection with the Quarterly Report of BGF Industries, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
R. Henderson, President of the Company, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

       1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Henderson
-----------------------
James R. Henderson
President
August 19, 2002